UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 30, 2011

GIGGLES N HUGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-138944	20-1681362
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10250 Santa Monica Blvd., #155
Los Angeles, California 90067
(Address of Principal Executive Offices, including zip code)

(310) 553-4847
(Registrant’s telephone number, including area code)

1000 N. Green Valley Pkwy, Suite 440-484, Henderson, NV 89074
(Former name or former address, if changed since last report.)

Copies of Communications to:
Stoecklein Law Group
Emerald Plaza
402 West Broadway
Suite 690
San Diego, CA 92101
(619) 704-1310
Fax (619) 704-0556

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets.

On December 30, 2011, the Registrant completed the reverse triangular merger by and among Giggles N Hugs Sub Co. (“Sub Co”), a Nevada corporation and wholly owned subsidiary of the Registrant, and GNH, Inc. (“GNH”), a Nevada corporation, whereby GNH became a wholly owned subsidiary of the Registrant.

Additionally, pursuant to the terms of the Merger Agreement, the Registrant accepted the resignation of its prior officer and director, Tracie Hadama and appointed Mr. Joey Parsi as President, Chief Executive Officer, Treasurer, and Secretary of the Registrant effective December 30, 2011.

Pursuant to the conditions to closing of the Merger, the Registrant issued 18,289,716 shares of common stock in exchange for 100% of GNH’s outstanding common stock and obtained cancellation of a total of 47,607,250 shares of common stock.

As a result of the closing of the Merger, the Registrant’s main focus has been redirected to the operations of GNH.  The Registrant now owns all of the assets, liabilities and operations of a kid friendly restaurant named Giggles N Hugs in Westfield mall in Century City, California. Additionally, the Registrant obtained ownership to all intellectual property rights for Giggles N Hugs facilities in the future.

The Registrant intends to file an amendment to this Form 8-K within the 4 day deadline to include Form 10 type information of the acquired company pursuant to Item 2.01(f) of Form 8-K, audited financial statements of the business acquired pursuant to Item 9.01(a), and pro forma financial information pursuant to Item 9.01(b).

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
2.1
Acquisition Agreement and Plan of Merger by and among Giggles ‘N’ Hugs, Inc., Giggles ‘N’ Hugs Sub Co, and GNH, Inc. dated September 23, 2010 (incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K filed on September 24, 2010)

2.4	Addendum No. 3 to Acquisition Agreement and Plan of Merger by and among Giggles N Hugs, Inc., Giggles N Hugs Sub Co, and GNH dated December 30, 2011.

2.5	Articles of Merger dated December 30, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GIGGLES N’ HUGS, INC.

By: /S/ Joey Parsi
Joey Parsi, President

Date:  December 30, 2011